Exhibit 10.20

Par Technology Corporation
8383 Seneca Turnpike
New Hartford, NY 13492
P 800.448.6505
www.partech.com
By Hand Delivery

April 12, 2017

Ms. Karen Sammon
c/o PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, New York 13492

Re: Employment Offer Letter; Amendment

Dear Karen,

This will confirm our mutual agreement that the section titled “Position” of your Employment Offer Letter dated November 16, 2015 (the “Offer Letter”) be, and hereby is, amended to read in its entirety as follows:

Position
Effective April 12, 2017 (the “Effective Date”) you will have the title of Chief of Staff of PAR Technology Corporation (“PTC”), reporting to the Chief Executive Officer of PTC.

Your position will be located at PTC's corporate headquarters in New Hartford, New York. You will devote your full time, energy, business judgment, skills, and best efforts to the performance of your duties with PTC, provided that you will not be required to divest your ownership interest in Sammon and Sammon, LLC, d/b/a Paragon Racquet Club, or otherwise manage your passive personal investments. You will, however, be expected to comply with and be bound by PTC’s operating policies, procedures, and practices and, subject to the forgoing, you may not render services to any other business without prior approval of the Board of Directors, nor engage or participate, directly or indirectly, in any business that is competitive in any manner with the businesses of PTC.

Annual Leave and Personal Time Off
Annual Leave (i.e., vacation) will be accrued at the rate of 13.33 hours per month, yielding four weeks Annual Leave per fiscal year. In addition, you will receive four Personal Time Off days per fiscal year. Unused Personal Time Off and Annual Leave may not be carried over to succeeding years.

Except as amended hereby, all other terms and provisions of the Offer Letter remain unchanged and in full force and effect.

Your offer letter dated March 21, 2013, pursuant to which you were named President of ParTech, Inc. shall be terminated as of the date you Accepted and Agreed below.

Sincerely,
/s/ Paul Eurek
Paul Eurek, Chairman, Compensation Committee
By Order of the Board of Directors

Accepted and Agreed to:
/s/ Karen Sammon
Karen Sammon
Dated: 4/12/17